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                                                                     EXHIBIT 3.3

                              PROVINCE OF ONTARIO
                 MINISTRY OF CONSUMER AND COMMERCIAL RELATIONS

                           ARTICLES OF INCORPORATION

1.   The name of the corporation is:

     BMG North America Limited

2.   The address of the registered office is:

     70 University Avenue
     Suite 1450
     Toronto, Ontario   M5J 2M4

3.   Number (or minimum and maximum number) of directors is:

     A minimum of 1 and a maximum of 20.

4.   The first director(s) is/are:


                                  Residence address, giving street & No. or R.R.  Resident Canadian
First name, initials and surname       No. or municipality and postal code         State Yes or No
--------------------------------  ----------------------------------------------  -----------------

Leo Joseph Dion                           533 Dahlia Crescent                            Yes
                                          Pickering, Ontario L1W 3G4


5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise:

     Nil.

6. The classes and any maximum number of shares that the corporation is authorized to issue:

     An unlimited number of Class 1 Special shares
     An unlimited number of common shares

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

     (A) (i) Each Class 1 Special share shall entitle the holder thereof to receive for each fiscal year of the corporation, when, as and if declared by the board of directors of the corporation, out of the monies of the corporation properly applicable to the payment of dividends, a fixed preferential cumulative dividend:

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              (a) in respect of the period commencing on the date of issue and ending on March 31, 1993, of $0.06663 per share; and

              (b) for any fiscal year of the Corporation commencing at any time from and after April 1, 1993 of $0.08 per share provided that at any such fiscal year is less than 365 days or if such share has been issued and outstanding for less than 365 days during such fiscal year the amount of the dividend shall be pro rated on a day to day basis based on the number of days in such fiscal year or the number of days during such fiscal year that such share was issued and outstanding.

          (ii) Any dividend may be paid in one or more instalments in the discretion of the board of directors of the corporation.

          (iii) Such fixed cumulative preferential dividend payable for any fiscal year of the corporation and all unpaid cumulative dividends accrued thereon with respect to prior fiscal years, whether or not declared, shall be paid on all the Class 1 Special shares at the time outstanding in such fiscal year before any dividend is declared and paid on the common shares.

     (B) In the event of the liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the holder of each Class 1 Special share shall be entitled to receive, before any distribution of any part of the assets of the corporation among the holders of common shares, the sum of $1.00 per Class 1 Special share together with all unpaid cumulative dividends accrued thereon, whether or not declared, and no more; provided, however, if the aggregate amount available for distribution to the holders of Class 1 Special shares is less than the amount otherwise payable to them pursuant to the provisions hereof, then each Class 1 Special share shall entitle the holder thereof to participate in the amount so available for distribution, pro rata.

     (C) The corporation may, at any time on or before the date which is five years and one day after the first issuance of Class 1 Special shares (the "Purchase Date") upon giving notice as hereinafter provided, redeem the whole or any part of the Class 1 Special shares upon payment of the sum of $1.00 for each share to be redeemed together with all unpaid cumulative dividends accrued thereon, whether or not declared. Not less than 14 days' notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date (herein called the "Redemption Date" and place or places of redemption. Upon the Redemption Date the corporation shall pay or cause to be paid to the order of the registered holder of each Class 1 Special share to be redeemed the redemption price therefor on presentation and surrender, at the place or places specified for redemption in the notice, of the certificates) representing such Class 1 Special shares. If a part only of the Class 1 Special shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the corporation. From and after the Redemption Date, the holder of each Class 1 Special share to be redeemed, as

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     aforesaid, shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights as shareholder in respect thereof unless payment of the redemption price shall not be made upon presentation of certificate(s) in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected. The dividends and shall not be entitled to exercise any of the rights as shareholder in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected. The corporation shall have the right at any time after the Redemption Date as aforesaid to deposit the redemption price of the Class 1 Special shares to be redeemed or of such of the said shares represented by certificates as have not as of the date of such deposit been surrendered by the holder thereof in connection with such redemption to a special account at any chartered bank or any trust company to be paid without interest to or to the order of the holder of such Class 1 Special shares upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit(s) being made the Class 1 Special shares in respect whereof such deposit(s) shall have been made shall be deemed to have been redeemed and the right of the holder(s) thereof after such deposit or such Redemption Date, as the case may be, shall be limited to receiving without interest the redemption price so deposited against presentation and surrender of the said certificates held by him. Any interest allowed on any such deposit shall belong to the corporation, provided that with any such deposit the corporation shall forthwith mail to the holder of each such Class 1 Special share a notice in writing advising of such deposit and specifying the name of the chartered bank or trust company, as the case may be, wherein such special account is for the time being maintained.

        Where a part only of the Class 1 Special shares is to be redeemed, the shares to be redeemed shall be selected either:

          (i) as nearly as may be in proportion to the number of Class 1 Special shares registered in the name of each shareholder; or

          (ii) in such other manner as the board of directors determines with the consent in writing of all of the holders of the Class 1 Special shares at the time outstanding.

     (D) Any registered holder of Class 1 Special shares, may, at any time after the date which is five years and one day after the first issuance of Class 1 Special shares, at his option, upon giving notice as hereinafter provided, require the corporation at any time or times to redeem all or any part of the Class 1 Special shares held by him, and the corporation shall pay to such holder for each such share which the holder requires to be redeemed, the sum of $1.00 together with all unpaid cumulative dividends accrued thereon, whether or not declared. In the event that any registered holder of Class 1 Special shares desires to require the redemption, as aforesaid, of all or any part of the Class 1 Special shares held by him, such registered holder shall mail by prepaid mail addressed to the corporation at its registered of his intention to require redemption, which notice shall also specify therein the number of

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     Class 1 special shares to be so redeemed. On the date 14 days next following the receipt of such notice by the corporation (herein called the "Redemption Date"), the corporation shall pay or cause to be paid to the order of the registered holder of such Class 1 special shares the redemption price on presentation and surrender at the registered office of the corporation of the certificates representing the Class 1 Special shares specified in the notice. If a part only of the Class 1 Special shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the corporation. From and after the Redemption Date, the holder of the Class 1 Special shares to be redeemed, as aforesaid, shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights as shareholder in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected.

     (E) Except as herein expressly provided, the Class 1 Special shares shall not confer any right upon the holder thereof to participate in profits or assets of the corporation.

     (F) The corporation may, at any time and from time to time, purchase for cancellation the whole or any part of the Class 1 special shares at the lowest price at which, in the opinion of the directors of the corporation, such shares are obtainable and in the case of the Class 1 Special shares, together with all unpaid cumulative dividends accrued thereon whether or not declared. Except where the corporation is purchasing or otherwise acquiring shares issued by it to settle or compromise a debt or claim asserted by or against the corporation, to eliminate fractional shares or to fulfil the terms of a nonassignable agreement under which the corporation has an option or is obliged to purchase shares owned by a current or former director, officer or employee of the corporation, the shares shall be purchased either:

         (i) with the consent of all the holders of Class 1 Special shares; or

         (ii) pursuant to tenders received by the corporation upon request for tenders addressed to all the holders of the Class 1 Special shares at the time outstanding, and the corporation shall accept only the lowest tenders.

     Where, in response to the invitation for tenders, two or more shareholders submit tenders at the same price and the tenders are accepted by the corporation as to part only of the shares the corporation shall accept part of the shares offered.

     (G) If a holder of Class 1 Special shares sends the notice set out in paragraph (D) hereof exercising the right of retraction set out therein, and the Corporation is unable to pay the amounts required to redeem the Class 1 Special shares registered in the name of such holder the Class 1 Special shares shall be automatically entitled, as a class, to that number of votes in the capital of the Corporation equal to that number which when aggregated with the number of votes attaching to common shares held by such holder (and persons not dealing at

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     arm's length with such holder), results in the holder of the Class 1
     Special shares holding 50% plus one of all votes then exercisable.

     (H) Holders of shares of a class (whether Class 1 Special shares or common shares) are not entitled to vote separately as a class or dissent upon a proposal to amend the articles of the corporation to:

         (i) increase or decrease any maximum number of authorized shares of such class or increase any maximum number of authorized shares of any class or series having rights or privileges equal or superior to the shares of such Class;

         (ii) effect an exchange, reclassification or cancellation of the shares of such class; or

         (iii) create a new class or series of shares equal or superior to shares of such class.

     (I) Except as otherwise provided by law, the holders of the Class 1
     Special shares shall not be entitled to vote at any meetings of the shareholders of the corporation but shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the corporation or the sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business of the corporation.

     (J) Where notice is required by the provisions hereof to be sent the notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

8. The issue, transfer or ownership of shares (is/is not restricted and the restrictions (if any) are as follows:

      No share of the Corporation shall be transferred without the consent of the board of directors by resolution or in writing.

9.   Other provisions, if any, are:

10.  The names and addresses of the      Full residence address or address of
     incorporators are                   registered office or of principal place
     First Name, initials and last name  of business giving street & No. or
     or corporate name                   R.R. No., municipality and postal code

     Leo Joseph Dion                     533 Dahlia Crescent
                                         Pickering, Ontario  L1W 3G4


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     These articles are signed in duplicate.


                                     Signatures of incorporators



                                     /s/ Leo Joseph Dion
                                     -------------------------------
                                     Leo Joseph Dion